UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 12, 2011
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01                      Other Events.

On November 18, 2011, a purported class action (“Joy v. Wilmington Savings Fund Society, FSB” (WSFS Bank, a subsidiary of WSFS Financial Corporation) Case N. N11C-11-185 JRJ) was filed in the Delaware Superior Court for New Castle County.  The Complaint challenges WSFS Bank’s practices relating to its assessment and collection of overdraft fees on checking accounts.  Damages are sought for the statute of limitations period applicable to the claims made in the suit, and include restitution of overdraft fees paid to the Company, actual damages allegedly sustained by customers, punitive damages, and attorney’s fees.  This case is nearly identical to numerous other lawsuits that have been brought by a small handful of class action litigators.  The Company has discovered more than 120 other overdraft suits that recently have been brought against US banks.

The Company strongly believes that its overdraft practices are fair to its customers and comply fully with all applicable laws and regulations.  The Company believes this suit is without merit and intends to vigorously defend the pending action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: December 12, 2011	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer